FOURTH AMENDMENT TO LOAN AGREEMENT


	THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Fourth Amendment"), is made and entered into as of the 11th day of October, 1996, by and among (i) STEEL TECHNOLOGIES INC., a Kentucky corporation with principal office and place of business in Louisville, Kentucky (the "Borrower"), (ii)(a) PNC BANK, KENTUCKY, INC., a Kentucky banking corporation with principal office and place of business in Louisville, Kentucky ("PNC"), (b) NATIONAL CITY BANK OF KENTUCKY, f/k/a NATIONAL CITY BANK, KENTUCKY, a national banking association with principal office and place of business in Louisville, Kentucky ("National City"), (c) NBD BANK, N.A., a national banking association with principal office and place of business in Detroit, Michigan ("NBD"), and (d) SUNTRUST BANK, NASHVILLE, N.A., f/k/a THIRD NATIONAL BANK IN NASHVILLE, a national banking association with principal office and place of business in Nashville, Tennessee ("SunTrust") (PNC, National City, NBD and SunTrust is each hereinafter individually referred to as a "Bank," and all of the same are hereinafter collectively referred to as the "Banks"), and (iii) PNC BANK, KENTUCKY, INC., in its capacity as agent for the Banks (in such capacity, the "Agent").

	P R E L I M I N A R Y  S T A T E M E N T S:

	A.	Pursuant to that certain Loan Agreement dated as of
October 15, 1994, among the Borrower, the Banks and the Agent, as amended pursuant to (i) that certain First Amendment to Loan Agreement dated as of January 17, 1995, among the Borrower, the Banks and the Agent, (ii) that certain Second Amendment to Loan Agreement dated as of April 6, 1995, among the Borrower, the Banks and the Agent, and (iii) that certain Third Amendment to Loan Agreement dated as of October 14, 1995, among the Borrower, the Banks and the Agent (collectively, the "Loan Agreement"), the Banks have established a revolving credit facility in the current principal amount of Forty Million Dollars ($40,000,000.00) in favor of the Borrower (the "Revolver") for the purposes set forth in
Section 2.5 of the Loan Agreement.

	B.	The current stated maturity date of the Revolver is
October 14, 1996.

	C.	The Borrower has requested that the Banks extend the
stated maturity date of the Revolver from October 14, 1996 to October 11, 1999 and reduce the principal amount of the Revolver from Forty Million Dollars ($40,000,000.00) to Thirty Million
Dollars ($30,000,000.00).


	D.	The Banks are willing to and desire to extend the stated
maturity date of the Revolver from October 14, 1996 to October 11, 1999 and to reduce the principal amount of the Revolver from Forty Million Dollars ($40,000,000.00) to Thirty Million Dollars
($30,000,000.00) upon the terms and conditions set forth herein.

	E.	The Borrower has also requested that the Banks establish
a 364-day revolving credit facility in favor of the Borrower in the principal amount of Twenty-Five Million Dollars ($25,000,000.00)
(the "Line of Credit").

	F.	The obligation of the Borrower to repay advances under
the Line of Credit together with accrued interest thereon is evidenced by (i) that certain Line of Credit Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of PNC, and in the face principal amount of Nine Million Three Hundred Seventy-Five Thousand Dollars ($9,375,000.00) (together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, the "PNC Line of Credit Note"), (ii) that certain Line of Credit Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of NBD, and in the face principal amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) (together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, the "NBD Line of Credit Note"), (iii) that certain Line of Credit Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of SunTrust, and in the face principal amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) (together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, the "SunTrust Line of Credit Note"), and (iv) that certain Line of Credit Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of National City, and in the face principal amount of Three Million
One Hundred Twenty-Five Thousand Dollars ($3,125,000.00) (together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, the "National City Line of Credit Note") (the PNC Line of Credit Note, the NBD Line of Credit Note, the SunTrust Line of Credit Note and the National City Line of Credit Note are hereinafter collectively referred to as the "Line of Credit Notes").

	G.	The Banks are willing to establish the Line of Credit in
favor of the Borrower pursuant to the terms and conditions set forth in this Fourth Amendment (the term "Loan Agreement", as hereinafter used, includes the Fourth Amendment and all future amendments and modifications to the Loan Agreement).

	NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Loan Agreement and herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowl-edged, the parties hereto hereby agree as follows:

	1.	Each capitalized term used herein, unless otherwise
expressly defined herein, shall have the meaning set forth in the Loan Agreement.

	2.	The term "Base Rate", as defined in Section 1.11 of the
Loan Agreement, is hereby redefined to mean, at the time of its selection, the higher of (i) the Prime Rate, or (ii) the Federal
Funds Rate plus one percent (1%); provided, in the event that, and during the periods that, the Federal Funds Rate cannot be deter-mined by the Agent under the circumstances specified in Section 2.2 hereof, the Base Rate shall be the Prime Rate.

	3.	The term "Base Rate Loans", as defined in Section 1.12
of the Loan Agreement, is hereby redefined to mean Revolving Loans, Swing Line Loans or Line of Credit Advances made to the Borrower and bearing interest at rates determined by reference to the Base
Rate as provided in Sections 2.2(a) and 2.2(g) hereof.

	4.	The term "Consolidated Interest Expense", as defined in
Section 1.23 of the Loan Agreement, is hereby redefined to mean for any period, total interest expense (including that attributable to Capital Leases in conformity with GAAP) of the Borrower and its Consolidated Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis, including, without limitation all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under interest rate agreements, whether payable in cash or accrued (including amortization of discount), all as determined on a consolidated basis in conformity with GAAP.

	5.	The term "Default Rate", as defined in Section 1.36 of
the Loan Agreement, is hereby redefined to mean, upon the occur-rence and during the continuation of the Events of Default referred to in Section 7 of the Loan Agreement, as well as upon the acceleration of the maturity of the Obligations due to the occurrence of any other Event of Default (i) with respect to Line of Credit Advances, Revolving Loans and Swing Line Loans, a variable rate per annum equal to the sum of (a) two percent (2%) per annum, plus (b) the Base Rate, and (ii) with respect to Letters of Credit outstanding on the date of the occurrence of such Event of Default or thereafter issued by PNC during the continuation of such Event of Default (it being understood that PNC has no obligation to issue any Letter of Credit upon the occurrence and during the continuation of any Event of Default), a Letter of Credit Fee equal to the sum of (a) two percent (2%) per annum, plus
(b) the Letter of Credit Fee Percentage.

	6.	The term "Funding Date", as defined in Section 1.46 of
the Loan Agreement, is hereby redefined to mean the date of funding of a Revolving Loan, a Swing Line Loan or a Line of Credit Advance.

	7.	The term "Guaranty Agreement", as defined in Section
1.48 of the Loan Agreement, is hereby redefined to mean that certain Guaranty Agreement dated as of March 1, 1995, executed and delivered by Wabash Steel Corporation in favor of the Agent for the benefit of the Banks, (i) that certain Ratification and Reaffirmation Agreement dated as of October 15, 1995, executed and delivered by Wabash Steel Corporation in favor of the Agent for the benefit of the Banks, and (ii) that certain Second Ratification and Reaffirmation Agreement dated as of October 11, 1996, executed and delivered by Wabash Steel Corporation in favor of the Agent for the benefit of the Banks.

	8.	The term "Letter of Credit Fee Percentage", as defined
in Section 1.57 of the Loan Agreement, is hereby redefined to mean the Applicable LIBOR Rate Margin in effect during a particular
Pricing Period in which a Letter of Credit is issued by PNC for the account of the Borrower.

	9.	The term "LIBOR Rate", as defined in Section 1.59 of the
Loan Agreement, is hereby redefined to mean the Adjusted LIBOR Rate plus the Applicable LIBOR Rate Margin in effect for the particular Interest Period.

	10.	The term "LIBOR Rate Loans", as defined in Section 1.60
of the Loan Agreement, is hereby redefined to mean Revolving Loans and Line of Credit Advances made to the Borrower bearing interest at the LIBOR Rate.

	11.	The term "Loan Instruments", as defined in Section 1.63
of the Loan Agreement, is hereby redefined to mean the Revolving
Notes, the Line of Credit Notes, the Guaranty Agreement, each
Application and Agreement for Letter of Credit and all other applications, reimbursement agreements and other documents or certificates executed in favor of PNC relating to the Letters of Credit, each Request for Revolving Loan, each Request for Line of
Credit Advance, each Request for Swing Line Loan, each Compliance
Certificate and all other agreements, documents and instruments delivered by the Borrower pursuant to this Loan Agreement.

	12.	The term "Notice of Conversion/Continuation", as defined
in Section 1.66 of the Loan Agreement, is hereby redefined to mean a Notice in the form of Exhibit A annexed hereto (formerly Exhibit
G to the Loan Agreement) with respect to a proposed conversion or continuation of a Revolving Loan or a Line of Credit Advance.

	13.	The term "Obligations", as defined in Section 1.67 of
the Loan Agreement, is hereby redefined to mean (i) the entire unpaid principal balance of and all interest accrued on the Revolving Notes, (ii) the entire unpaid principal balance of and all interest accrued on the Line of Credit Notes, and (iii) all other liabilities owing by the Borrower to the Banks arising under or pursuant to this Loan Agreement or the other Loan Instruments of any kind or nature, present or future, and whether or not evidenced by any note, guaranty or other instrument. The term "Obligations" includes, without limitation, all interest, charges, expenses, reasonable attorneys' fees and any other sums chargeable to the Borrower under this Loan Agreement or any other Loan Instrument.

	14.	The term "Pro Rata Share", as defined in Section 1.72 of
the Loan Agreement, is hereby redefined to mean, (i) with respect to each Revolving Loan Commitment of each Bank, the percentage set forth opposite that Bank's name on Schedule 2.1 annexed hereto, and
(ii) with respect to each Line of Credit Commitment of each Bank, the percentage set forth opposite that Bank's name on Schedule 2.1 annexed hereto; provided that Schedule 2.1 shall be amended and each Bank's Pro Rata Share shall be adjusted from time to time to give effect to the addition or removal of any Banks as provided herein or by assignment pursuant to Section 10 of the Loan
Agreement.

	15.	The term "Requisite Banks", as defined in Section 1.76
of the Loan Agreement, is hereby redefined to mean Banks holding at least sixty percent (60%) of the sum of the Total Utilization of Revolving Loan Commitments and Total Utilization of Line of Credit Commitments as of the date of determination of the Requisite Banks; provided, if there are no Revolving Loans, Line of Credit Advances or Letters of Credit outstanding as of the date of determination of the Requisite Banks, the term "Requisite Banks" shall mean Banks holding at least sixty percent (60%) of the sum of the Revolving
Loan Commitments and the Line of Credit Commitments as of the date of determination of the Requisite Banks. It is expressly under-stood that the Total Utilization of Revolving Loan Commitments for purposes of determination of the Requisite Banks includes each Bank's obligation to make Revolving Loans in an amount equal to its Pro Rata Share of all drawings under Letters of Credit issued by PNC pursuant to the Loan Agreement.

	16.	The term "Revolver", as defined in Section 1.78 of the
Loan Agreement, is hereby redefined to mean the revolving credit facility established by the Banks in favor of the Borrower in the principal amount of Thirty Million Dollars ($30,000,000.00) pursuant to the Loan Agreement, pursuant to which the Borrower may obtain Revolving Loans and Letters of Credit during the term of the Revolver upon the terms and conditions set forth in the Loan Agreement. All references to the "aggregate principal balance of the Revolving Loans outstanding" or similar phrases in this Loan Agreement shall mean, as of the date of determination thereof, the sum of (i) the entire aggregate outstanding principal balance of all Revolving Loans made by the Banks pursuant to the Loan
Agreement and (ii) the then existing Letter of Credit Usage.

	17.	The term "Revolving Notes", as defined in Section 1.82
of the Loan Agreement, is hereby redefined to mean, collectively,
(i) that certain Amended and Restated Revolving Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of PNC, and in the face principal amount of Eleven Million Two
Hundred Fifty Thousand Dollars ($11,250,000.00), together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, (ii) that certain Amended and Restated
Revolving Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of NBD, and in the face principal amount of Seven Million Five Hundred Thousand Dollars
($7,500,000.00), together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, (iii) that certain Amended and Restated Revolving Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of SunTrust, and in the face principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), together with all amendments, modifications, renewals, extensions, restatements and replacements thereof, and (iv) that certain Amended and Restated Revolving Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of National City, and in the face principal amount of Three Million Seven Hundred Fifty Thousand
Dollars ($3,750,000.00), together with all amendments, modifica-tions, renewals, extensions, restatements and replacements thereof.

	18.	Section 1 of the Loan Agreement is hereby amended to add
certain additional definitions to the Loan Agreement as follows:

		1.94	 "Applicable Letter of Credit Fee" means
each per annum percentage set forth in the table appearing in Section 2.7F(ii) of this Loan Agreement.

		1.95	 "Applicable LIBOR Rate Margin" means
each per annum percentage set forth in the table appearing in Section 2.2(a)(ii) of this Loan Agreement.

		1.96	 "Applicable Revolver Commitment Fee"
means each per annum percentage set forth in the table appearing in Section 2.3A(i) of this Loan Agreement.

		1.97	 "Date of Determination" means, for
purposes of determining the applicable Pricing
Level on any Pricing Level Calculation Date, the forty-fifth (45th) day following the most recent Fiscal Quarter of the Borrower.

		1.98	 "Leverage Ratio" means, as of each Date
of Determination, (a) the Borrower's Consoli-dated Total Debt as of the particular Date of Determination, divided by (b) the Borrower's
Consolidated Total Capitalization as of the particular Date of Determination, in each case determined for the Borrower on a consolidated basis in accordance with GAAP.

		1.99	 "Line of Credit" means the revolving
line of credit in the original principal amount of Twenty-Five Million Dollars
($25,000,000.00) established by the Banks in favor of the Borrower pursuant to this Loan
Agreement.

		1.100 "Line of Credit Advances" means the advances under the Line of Credit made from time to time by the Banks to the Borrower pursuant to, and subject to the terms and conditions set forth in, this Loan Agreement.

		1.101 "Line of Credit Commitment" means the commitment of each Bank to maintain or make
Line of Credit Advances as set forth in this Loan Agreement.

		1.102 "Line of Credit Commitment Fee" or "Line of Credit Commitment Fees" has the meaning specified in Section 2.3A(ii) of this Loan
Agreement.

		1.103 "Line of Credit Commitment Fee Pro Rata
Shares" means, with respect to each Bank's share of each Line of Credit Commitment Fee paid by the Borrower, the percentage deter-mined by dividing (i) the average daily amount of the unused portion of such Bank's Line of Credit Commitment during the period for which the Line of Credit Commitment Fee is payable, by (ii) the aggregate average daily amount of the unused portions of all of the Banks' Line of Credit Commitments during the period for which the Line of Credit Commitment Fee is payable.

		1.104 "Line of Credit Notes" means, collec-tively, (i) that certain Line of Credit Prom-issory Note dated October 11, 1996, made by the Borrower, payable to the order of PNC, and in the face principal amount of Nine Million
Three Hundred Seventy-Five Thousand Dollars
($9,375,000.00) (together with all amendments, modifications, renewals, extensions, restate-ments and replacements thereof, the "PNC Line of Credit Note"), (ii) that certain Line of Credit Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of NBD, and in the face principal amount of Six
Million Two Hundred Fifty Thousand Dollars
($6,250,000.00) (together with all amendments, modifications, renewals, extensions, restate-ments and replacements thereof, the "NBD Line of Credit Note"), (iii) that certain Line of Credit Promissory Note dated October 11, 1996, made by the Borrower, payable to the order of SunTrust, and in the face principal amount of Six Million Two Hundred Fifty Thousand Dollars
($6,250,000.00) (together with all amendments, modifications, renewals, extensions, restate-ments and replacements thereof, the "SunTrust
Line of Credit Note"), and (iv) that certain
Line of Credit Promissory Note dated October
11, 1996, made by the Borrower, payable to the order of National City, and in the face prin-cipal amount of Three Million One Hundred
Twenty-Five Thousand Dollars ($3,125,000.00)
(together with all amendments, modifications, renewals, extensions, restatements and re-placements thereof, the "National City Line of Credit Note").

		1.105 "Line of Credit Commitment Termination
Date" means the Line of Credit Commitment
Termination Date then in effect, which shall originally be October 10, 1997, subject to extension thereof pursuant to Section 20 of the Fourth Amendment, or, if sooner, (i) the date as of which the Obligations shall have become immediately due and payable pursuant to
Section 7 of this Loan Agreement, or (ii) the date on which all of the Obligations are paid in full and all Line of Credit Commitments are reduced to zero.

		1.106 "Offered Rate" means the interest rate quoted from time to time by PNC to the Bor-rower as applicable to Swing Line Loans. The
Offered Rate shall constitute, on each Funding
Date of a Swing Line Loan, the offer quoted by an officer of PNC to the Borrower on each such Funding Date of a Swing Line Loan.

		1.107 "Pricing Level" means, for any Pricing
Period, Pricing Level I, Pricing Level II or
Pricing Level III, as may be in effect for such Pricing Period; provided that the Default
Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

		1.108 "Pricing Level I" means the Pricing
Level that will be in effect for the applica-ble Pricing Period if, as of the relevant Date of Determination, the Leverage Ratio of the Borrower is equal to or less than .30 to 1.0.

		1.109 "Pricing Level II" means the Pricing
Level that will be in effect for the applica-ble Pricing Period if, as of the relevant Date of Determination, the Leverage Ratio of the Borrower is greater than .30 to 1.0 but is less than .40 to 1.0.

		1.110 "Pricing Level III" means the Pricing
Level that will be in effect for the applica-ble Pricing Period if, as of the relevant Date of Determination, the Leverage Ratio of the Borrower is equal to or greater than .40 to 1.0.

		1.111 "Pricing Level Calculation Date" means the date of delivery to the Banks of the Compliance Certificate for the preceding
Fiscal Quarter of the Borrower pursuant to
Section 5.3(c) of this Loan Agreement.

		1.112 "Pricing Period" means, with respect to any Date of Determination, the period commenc-ing on such Date of Determination and ending on the day immediately preceding the next Date of Determination.

		1.113 "Request for Line of Credit Advance" means the request in the form of Exhibit C annexed to the Fourth Amendment with respect to a proposed Line of Credit Advance to be delivered by the Borrower to the Agent pursu-ant to Section 2.1C of this Loan Agreement.

		1.114 "Request for Swing Line Loan" means the request in the form of Exhibit M annexed to the Fourth Amendment with respect to a pro-posed Swing Line Loan to be delivered by the Borrower to PNC pursuant to Section 2.11B of this Loan Agreement.

		1.115 "Swing Line Loan Commitment" means the commitment of PNC to maintain or make Swing
Line Loans as set forth in Section 2.11A of this Loan Agreement.

		1.116 "Swing Line Loan Commitment Termination
Date" means the Swing Line Loan Commitment
Termination Date then in effect, which shall originally be October 10, 1997, subject to extension thereof pursuant to Section 2.11C of this Loan Agreement, or if sooner (i) the date as of which the Obligations shall have become immediately due and payable pursuant to Sec-tion 7 of this Loan Agreement, or (ii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursu-ant to this Loan Agreement) and the Swing Line
Loan Commitment is reduced to zero.

		1.117 "Swing Line Loans" means the Swing Line
Loans which PNC has agreed to maintain or make pursuant to Section 2.11A of this Loan Agree-ment.

		1.118 "Swing Line Note" means the Swing Line
Loan Promissory Note issued by the Borrower to PNC to evidence the obligation of the Borrower to repay all Swing Line Loans made by PNC together with accrued interest thereon and substantially in the form of Exhibit N annexed to the Fourth Amendment.

		1.119 "Total Utilization of Line of Credit
Commitments" means, as at any day of determi-nation thereof, the sum of the aggregate principal amount of all outstanding Line of Credit Advances.

	19.	The Banks hereby extend the stated maturity date of the
Revolver from October 14, 1996 to October 11, 1999. In furtherance thereof, the term "Revolving Loan Commitment Termination Date", as defined in Section 1.80 of the Loan Agreement, is hereby redefined to mean the Revolving Loan Commitment Termination Date then in effect, which is currently October 11, 1999, subject to extension thereof pursuant to Section 2.1B of the Loan Agreement, or, if sooner, (i) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 7 of the Loan Agreement, or (ii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to the Loan Agreement) and all Revolving Loan Commitments are reduced to zero.

	20.	The Banks hereby establish a revolving line of credit in
favor of the Borrower in the original principal amount of Twenty-
Five Million Dollars ($25,000,000.00) (the "Line of Credit").  The
Line of Credit shall be evidenced by the Line of Credit Notes.
Pursuant to the Line of Credit, the Borrower may obtain Line of Credit Advances pursuant to, and subject to the terms and condi-tions set forth in, the Loan Agreement and this Fourth Amendment.
The Line of Credit shall be subject to the following terms and conditions:

		(a)	Term of Line of Credit.  The Line of Credit shall
become effective immediately as of the date of this Fourth
Amendment, and as of the date hereof, the Borrower may obtain Line of Credit Advances, in each case subject to the terms and condi-tions contained herein and in the Loan Agreement. The Line of Credit shall terminate on the Line of Credit Commitment Termination
Date, unless sooner terminated (a) by the Banks upon the occurrence and during the continuation of an Event of Default, or (b) by the Borrower at any time in its sole and absolute discretion. The
Borrower may request in writing, not less than sixty (60) days prior to the current Line of Credit Commitment Termination Date or any subsequent Line of Credit Commitment Termination Date (which shall be 364 days from the immediately preceding Line of Credit Commitment Termination Date), that the Line of Credit Commitment Termination Date be extended for a period selected by the Borrower and acceptable to the Banks. The Agent shall notify the Borrower in writing, within thirty (30) days of receipt of such request, whether the Banks have elected to so extend the Line of Credit
Commitment Termination Date. In the event the Borrower fails to receive such written notice from the Agent, such failure shall constitute an affirmative election by the Banks not to so extend the Line of Credit Commitment Termination Date. The Line of Credit Commitment Termination Date may only be extended by the unanimous written consent of all of the Banks in their sole and absolute discretion as communicated in writing to the Agent. If any Bank elects not to extend the Line of Credit Commitment Termination
Date, the Agent shall notify the Borrower thereof and such Bank shall constitute an "Affected Bank" for purposes of Section 10.E of the Loan Agreement. In the event the Banks elect not to extend the Line of Credit Commitment Termination Date, the Line of Credit Commitments shall terminate, and the entire unpaid principal balance of and all accrued and unpaid interest on the Line of Credit Advances and the other Obligations shall be respectively due and payable in full to the Banks on the then Line of Credit
Commitment Termination Date, subject at all times to the Banks' absolute right to terminate the Line of Credit Commitments upon the occurrence and during the continuation of an Event of Default.
Upon termination of the Line of Credit Commitments by the Banks upon the occurrence and during the continuation of an Event of Default, or by the Borrower at any time in its sole and absolute discretion, the entire unpaid principal balance of and all accrued and unpaid interest on the Line of Credit Advances and all other Obligations shall be respectively due and payable in full to the Banks. The termination of the Line of Credit Commitments, for whatever reason, shall not in any way release or relieve the Borrower from its obligations incurred hereunder or in connection herewith or under the Line of Credit Notes or the other Loan
Instruments and the provisions hereof and of the Line of Credit
Notes and the other Loan Instruments shall continue in full force and effect until the Line of Credit Notes and all other Obligations have been respectively paid in full to the Banks. In the event the Borrower terminates the Line of Credit Commitments, which the Borrower has the right to do at any time in its sole and absolute discretion, the Borrower shall be obligated to pay the Line of Credit Notes and all other Obligations in full to the Banks, respectively.

		(b)	Purpose.  The Borrower agrees that the proceeds of
the Line of Credit and each Line of Credit Advance obtained thereunder shall be used to support working capital and the general corporate purposes of the Borrower. The Borrower further agrees that no portion of the proceeds of the Line of Credit or any Line of Credit Advance obtained thereunder shall be used to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose pro-scribed by Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

		(c)	Payments.  All payments on the Line of Credit Notes
shall be in legal tender of the United States of America. If the date any payment due under the Line of Credit Notes shall not be a Business Day, the payment otherwise then due shall be due and payable on the next succeeding Business Day (provided, interest shall continue to accrue on each such non-Business Day).

	21.	Section 2.1C of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

			2.1C	Borrowing Mechanics.  The obtaining
by the Borrower of each Revolving Loan and each Line of Credit Advance shall be subject to the following terms and conditions:

				(a)	Base Rate Loans shall be in the
minimum amount of One Million Dollars
($1,000,000.00) and integral multiples of One
Hundred Thousand Dollars ($100,000.00) in excess of that amount or, if less, the amount available to be borrowed under either the Revolver or the Line of Credit at the time the Base Rate Loan is requested by the Borrower.
Subject to there being sufficient availability under the Revolver and the Line of Credit, as applicable, LIBOR Rate Loans shall be in the minimum amount of Five Million Dollars
($5,000,000.00) and integral multiples of One
Million Dollars ($1,000,000.00) in excess of that amount. Whenever the Borrower desires that the Banks make a Revolving Loan and/or a Line of Credit Advance to the Borrower, the Borrower shall deliver to the Banks a Request for Revolving Loan or a Request for Line of Credit Advance no later than 10:30 A.M.
(Louisville, Kentucky time) at least three (3)
Business Days in advance of the proposed
Funding Date in the case of a LIBOR Rate Loan and on the day of the proposed Funding Date in the case of a Base Rate Loan. The Request for Revolving Loan and the Request for Line of Credit Advance shall be in the form of Ex-
		hibits B (formerly Exhibit B to the Loan
Agreement) and C, respectively, attached hereto and made a part of the Fourth Amend-ment. Revolving Loans and Line of Credit
Advances may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in Section 2.2(d) hereof. In lieu of delivering the above described Request for Revolving Loan and the Request for Line of Credit Advance, the Borrower may give the Agent telephonic notice by the required time of the requested Revolving Loan and/or Line of Credit Advance under this Section 2.1C; pro-vided that such notice shall be promptly confirmed in writing by delivery of a Request for Revolving Loan and the Request for Line of Credit Advance to the Agent on or before the applicable Funding Date.

				(b)	Neither the Agent nor the Banks
shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent and/or the Banks believe in good faith to have been given by an Autho-rized Officer or other person authorized to borrow on behalf of the Borrower or for other-wise acting in good faith under this Section
2.1C, and, upon funding of any Revolving Loans or any Line of Credit Advances by the Banks in accordance with this Loan Agreement pursuant to any telephonic notice, the Borrower shall have effected such Revolving Loans or such Line of Credit Advances hereunder.

				(c)	Except as provided in Sections
2.6(b), 2.6(c) or 2.6(f) hereof, a Request for Revolving Loan or a Request for Line of Credit
Advance for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Deter-mination Date, and the Borrower shall be bound to borrow the particular LIBOR Rate Loan in accordance therewith.

				(d)	The Agent shall make the pro-
ceeds of each Revolving Loan and each Line of Credit Advance requested by the Borrower available to the Borrower on the Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loan and such Line of Credit Advance to be credited to the account of the Borrower maintained with the Banks.

				(e)	The Borrower shall have no
right to obtain, and the Banks shall have no obligation to make, any Revolving Loan or any Line of Credit Advance if a Potential Event of
Default or an Event of Default has occurred and is continuing.

				(f)	Each request by the Borrower
for a Revolving Loan, a Line of Credit Advance or a Swing Line Loan shall, in and of itself, constitute a continuing representation and warranty by the Borrower to the Banks (i) that the Borrower then is, and at the time the Revolving Loan, Line of Credit Advance or
Swing Line Loan is actually made will be, entitled under this Loan Agreement to obtain the particular Revolving Loan, Line of Credit
Advance or Swing Line Loan, and (ii) that all of the covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Instruments are true and correct, and have been fully complied with, as of such date.

				(g)	The Borrower shall have no
right to obtain any Revolving Loan, Line of Credit Advance or Swing Line Loan unless all of the terms and conditions set forth in this
Section 2.1C have been fully satisfied with regard to that Revolving Loan, that Line of Credit Advance or that Swing Line Loan.

	22.	Section 2.2 of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

			2.2	Interest on the Revolving Loans and
the Line of Credit Advances.

				(a)	Rates of Interest.  Subject to
the provisions of Sections 2.2(g) and 2.6 hereof, each Revolving Loan and each Line of Credit Advance made to the Borrower shall bear interest on the unpaid principal amount thereof from the date made through maturity
(whether by acceleration or otherwise) at either the Base Rate or the LIBOR Rate as provided below, as the case may be. The applicable basis for determining the rate of interest with respect to Revolving Loans and/or Line of Credit Advances made to the Borrower shall be selected by the Borrower initially at the time a Request for Revolving
Loan or a Request for Line of Credit Advance is delivered to the Agent pursuant to Section
2.1(a) hereof. The basis for determining the interest rate with respect to any Revolving
Loan or any Line of Credit Advance made to the Borrower may be changed from time to time pursuant to Section 2.2(d) hereof. If on any day a Revolving Loan or a Line of Credit
Advance is outstanding to the Borrower with respect to which notice has not been delivered to the Banks in accordance with the terms of this Loan Agreement specifying the applicable basis for determining the rate of interest to apply to such Revolving Loan or such Line of Credit Advance then, for that day, that Re-volving Loan or that Line of Credit Advance shall be deemed a Base Rate Loan and shall bear interest at the Base Rate.

			Subject to the provisions of Sections
2.6(b) and 2.6(c) hereof, Revolving Loans and/or Line of Credit Advances shall bear interest through maturity as follows:

						(i)	If a Base Rate Loan, then
at a rate per annum equal to the Base Rate;

						(ii)	If a LIBOR Rate Loan,
then at a rate per annum equal to the Adjusted
LIBOR Rate plus the Applicable LIBOR Rate
Margin; provided that, on each Date of Deter-mination, commencing with the first such date to occur after October 11, 1996, the Applica-ble LIBOR Rate Margin in effect for the Pric-ing Period commencing on such Date of Determi-nation and continuing for the term of the Pricing Period that begins on such Date of Determination shall be the Applicable LIBOR
Rate Margin corresponding to the Pricing Level in effect for such Pricing Period, as applica-ble:

						Applicable
			Pricing Level	LIBOR Rate Margin

			Pricing Level I	.500%
			Pricing Level II	.575%
			Pricing Level III	.625%

		Notwithstanding anything in the foregoing to the contrary, if any Compliance Certificate delivered by the Borrower demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to the Borrower's financial statements or otherwise), such Compliance Certificate shall no longer be in effect, and the Banks shall notify the Borrower of such incorrectness and shall calculate the difference between the amount of interest actually paid by the Borrower on the basis of such incorrect Compliance Certificate and the amount of interest which would have been due had such incorrect Compliance Certif-icate not been delivered. The Agent shall notify the Borrower of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount
(which calculation, in the absence of demon-strable error, shall be deemed correct) and the Borrower shall pay such amount to the Agent, for the benefit of the Banks, within three (3) Business Days of such notice.

				(b)	LIBOR Interest Periods.  In
connection with each LIBOR Rate Loan made to the Borrower, the Borrower may, pursuant to the Request for Revolving Loan, Request for
Line of Credit Advance or Notice of Conver-sion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Loan, which Interest Period shall be at the Borrower's option either a one, two, three or six month period, provided that:

					(i)	the initial Interest
Period for any LIBOR Rate Loan made to the Borrower shall commence on the Funding Date of such LIBOR Rate Loan, in the case of a Revolv-ing Loan or a Line of Credit Advance initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conver-sion/Continuation, in the case of a Base Rate
Loan converted to a LIBOR Rate Loan;

						(ii)	in the case of
immediately successive Interest Periods
applicable to a LIBOR Rate Loan made to the Borrower continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest
Period expires;

						(iii)	if an Interest Period
would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;
provided that, if any Interest Period would otherwise expire on a day that is not a Busi-ness Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

						(iv)	any Interest Period that
begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this Section
2.2(b), end on the last Business Day of a calendar month;

						(v)	there shall be no more
than seven (7) Interest Periods relating to the LIBOR Rate Loans made to the Borrower outstanding at any time, unless there are Base
Rate Loans outstanding, in which event there shall be no more than six (6) Interest Periods relating to LIBOR Rate Loans outstanding at such time;

						(vi)	in the event the Borrower
fails to specify an Interest Period in the particular Request for Revolving Loan, Request for Line of Credit Advance and/or Notice of Conversion/Continuation, the Borrower shall be deemed to have selected an Interest Period of one month; and

						(vii)	no Interest Period shall
extend beyond the then stated maturity date of the Revolver or the Line of Credit, as appli-cable.

				(c)	Interest Payments.  Subject to
the provisions of Section 2.2(e) hereof, interest shall be payable on the Revolving
Loans and the Line of Credit Advances made to the Borrower as follows:

						(i)	interest on each Base
Rate Loan shall be payable in arrears on the last day of each Fiscal Quarter, upon any prepayment or repayment of any such Revolving
Loan or Line of Credit Advance (to the extent accrued on the amount being prepaid or repaid) and at maturity (including final maturity);
all the interest on the Base Rate Loans shall be computed based upon the actual number of days elapsed over an assumed year of three hundred sixty-five (365) or three hundred sixty-six (366) days; and

						(ii)	interest on each LIBOR
Rate Loan shall be payable in arrears on the last day of an Interest Period, if the Inter-est Period is one, two or three months, or shall be payable in arrears on the ninetieth
(90th) day of each Interest Period and on the last day of the Interest Period if the Inter-est Period is six months, upon the date of any prepayment or repayment of such LIBOR Rate
Loan (to the extent accrued on the amount being prepaid or repaid) and at maturity
(including final maturity); all the interest on the LIBOR Rate Loans shall be computed based upon the actual number of days elapsed over an assumed year of three hundred sixty
(360) days.

				(d)	Conversion or Continuation.
Subject to the provisions of Section 2.6 hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Revolving Loans made to the Bor-rower from Revolving Loans bearing interest at a rate determined by reference to one basis to Revolving Loans bearing interest at a rate determined by reference to an alternative basis, (ii) to convert at any time all or any part of outstanding Line of Credit Advances made to the Borrower from Line of Credit
Advances bearing interest at a rate determined by reference to one basis to Line of Credit
Advances bearing interest at a rate determined by reference to an alternative basis, or (iii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan made to the Borrower, to continue all or any portion of such LIBOR Rate Loan as a LIBOR Rate Loan, and the succeeding Interest Period of such contin-ued LIBOR Rate Loan shall commence on the last day of the current Interest Period with re-spect thereto; provided however that a LIBOR
Rate Loan may only be converted into a Base
Rate Loan on the expiration date of the Inter-est Period applicable thereto.

			The Borrower shall deliver a Notice of
Conversion/Continuation to the Agent no later than 10:30 A.M. (Louisville, Kentucky time) on the same Business Day in advance of the pro-posed conversion/continuation date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conver-sion/Continuation shall specify (i) the pro-posed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Revolving Loan or the Line of Credit
Advance to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or continuation of, a LIBOR
Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Banks telephonic notice by the required time of any proposed conversion/continuation under this Section
2.2(d); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent on or before the proposed conver-sion/continuation date.

			Neither the Agent nor the Bank shall
incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by an Authorized Officer of the Borrower or for otherwise acting in good faith under this Section 2.2(d), and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Loans or any Line of Credit
Advances made to the Borrower in accordance with this Loan Agreement pursuant to any such telephonic notice, the Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

			Except as otherwise provided in Sections
2.6(b), 2.6(c) and 2.6(g) hereof, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or tele-phonic notice in lieu thereof) shall be irre-vocable on and after the related Interest Rate
Determination Date and the Borrower shall be bound to effect the conversion or continuation in accordance therewith.

				(e)	Post-Maturity Interest.  All
installments of accrued interest on and all unpaid principal of the Revolving Notes and/or the Line of Credit Notes not paid to the Banks when due or within fifteen (15) days thereaf-ter shall bear interest (including post-peti-tion interest in any proceeding under the Bankruptcy Code or other applicable Bankruptcy laws) at the Default Rate until such overdue installments of accrued interest and unpaid principal have been paid in full to the Banks.
 Payment or acceptance of the increased rates of interest provided for in this Section
2.2(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Bank.

				(f)	Computation of Interest.  In
computing interest on any Revolving Loan or any Line of Credit Advance made to the Borrow-er, the date of the making of such Revolving
Loan or such Line of Credit Advance or the first day of an Interest Period applicable to such Revolving Loan or such Line of Credit
Advance or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Loan or such Line of Credit Advance or the expiration date of an Interest Period applicable to such Revolving Loan or such Line of Credit Advance or, with respect to a Base
Rate Loan being converted to a LIBOR Rate
Loan, the date of conversion of such Base Rate
Loan to such LIBOR Rate Loan shall be exclud-ed; provided that if a Revolving Loan or a Line of Credit Advance is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan or that Line of Credit Advance.

				(g)	Special Provisions Governing
Federal Funds Rate.

					(i)	Federal Funds Rate Unas-
certainable. In the event that, on any date on which a Federal Funds Rate would otherwise be set, the Agent shall have determined (which determination shall be final and conclusive) that, by reason of circumstances affecting the reporting of the average national federal funds rate by the Federal Reserve Bank of New
York or such other agency then reporting such rate, reasonable means do not exist for ascer-taining the Federal Funds Rate, the Agent shall give prompt notice of such determination to the Borrower and to the Banks and, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such determination no longer exist, all Base Rate
Loans then or thereafter outstanding shall bear interest at the Prime Rate.

				(ii)	Impracticability of Offering
Federal Funds Rate by Any Bank. In the event that any Bank shall determine, in good faith, that it is impracticable or impossible for such Bank to offer funds to the Borrower at the Federal Funds Rate because changes in market conditions and/or in such Bank's cost of funds occurring after the Closing Date have made it not feasible for such Bank to realize the anticipated and bargained-for-yield here-under, then such Bank shall be an "Affected
Bank" hereunder and shall promptly notify the Agent of such impracticability. The Agent upon receipt of such notice shall notify the Borrower that all Base Rate Loans from the Affected Bank shall thereafter bear interest at the Prime Rate. Nothing in this Section
2.2(g)(ii) shall affect the obligation of any Bank other than an Affected Bank to make or maintain Revolving Loans and/or Line of Credit
Advances as, or to convert Revolving Loans and/or Line of Credit Advances to, Base Rate
Loans in accordance with the other terms of this Loan Agreement.

	23.	The provisions of Sections 2.4, 2.6, 2.8, 2.9, 2.10, 9
and 10 of the Loan Agreement shall apply to Line of Credit Advances with the same force and effect as such provisions apply to Revolving Loans.

	24.	Section 2.3A of the Loan Agreement is hereby amended and
restated as follows:

			2.3A  Commitment Fees.

				(i)	Revolver Commitment Fee.  The
Borrower agrees to pay the Agent, for the benefit of the Banks in proportion to their respective Commitment Fee Pro Rata Shares, commitment fees (the "Commitment Fees") for the period from and including October 11, 1996 to and excluding the Revolving Loan Commitment
Termination Date, equal to the average of the daily excess of the Revolving Loan Commitments
(as reduced pursuant to Section 2.4C hereof) over the aggregate principal amount of Revolv-ing Loans plus the Letter of Credit Usage multiplied by the Applicable Revolver Commit-ment Fee per annum. The Commitment Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing on the first such day to occur after October 11, 1996, and on the Revolving Loan Commitment
Termination Date. The Borrower shall have no liability to any Banks for any Commitments
Fees paid to the Agent which the Agent does not properly remit to such Banks, and any such Bank's sole remedy in respect thereof shall be against the Agent. The Applicable Revolver
Commitment Fee in effect for the Pricing
Period commencing on the first day of each Fiscal Quarter and continuing for the term of the Fiscal Quarter that begins on such first day of the Fiscal Quarter shall be the Appli-cable Revolver Commitment Fee corresponding to the Pricing Level in effect for such period, as applicable:

						Applicable Revolver
			Pricing Level	   Commitment Fee

			Pricing Level I	.175%
			Pricing Level II	.200%
			Pricing Level III	.225%

				(ii)	Line of Credit Commitment Fee.
 Borrower agrees to pay to the Agent, for the benefit of the Banks in proportion to their respective Line of Credit Commitment Fee Pro
Rata Shares, commitment fees ("the Line of
Credit Commitment Fees") for the period from and including October 11, 1996 to and exclud-ing the Line of Credit Termination Date, equal to the average of the daily excess of the Line of Credit Commitments (as reduced pursuant to Section 2.4C hereof) over the aggregate prin-cipal amount of Line of Credit Advances multi-plied by one eighth of one percent (0.125%) per annum. The Line of Credit Commitment Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after October 11, 1996, and on the Line of Credit Commitment
Termination Date. The Borrower shall have no liability to any Bank for any Line of Credit
Commitment Fees paid to the Agent which the Agent does not properly remit to such Bank, and any such Bank's sole remedy and respect thereof shall be against the Agent.

	25.	Section 2.7A(i) of the Loan Agreement is hereby amended
and restated in its entirety to read as follows:

			2.7A  Letters of Credit.

				(i)	The Borrower may not request
that PNC issue any Letter of Credit if, after giving effect to such issuance, (y) the total
Letter of Credit Usage would exceed Ten
Million Dollars ($10,000,000), or (z) the
Total Utilization of Revolving Loan Commit-ments would exceed the Revolving Loan Commit-ments as the amount available under such Revolving Loan Commitments may be limited from time to time pursuant to the second paragraph of Section 2.1A hereof or shall be reduced from time to time pursuant to Section 2.4C hereof.

	26.	Section 2.7F of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

			2.7F Compensation. The Borrower agrees to pay, without duplication, the following amounts to PNC with respect to each Letter of Credit issued by PNC for the account of the
Borrower:

					(i)	With respect to each Letter of
Credit a letter of credit issuance fee payable to PNC equal to 1/8th of 1% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, calcu-lated on the basis of a 360-day year and the actual number of days elapsed and payable in immediately available funds quarterly in advance to PNC until the expiration of such Letter of Credit;

						(ii)	With respect to each Letter of
Credit a letter of credit fee (the "Letter of
Credit Fee") payable to PNC for the account of
the Banks (and to be shared by the Banks as
provided in Section 2.7E hereof) equal to the
per annum Applicable Letter of Credit Fee
multiplied by the maximum amount available
from the time to time to be drawn under such
Letter of Credit, calculated on the basis of a
360-day year and the actual number of days
elapsed and payable in immediately available
funds quarterly in advance on the first Busi-
ness Day immediately succeeding the last day
of each Fiscal Quarter and upon expiration of
such Letter of Credit; provided, however, upon
the occurrence and during the continuation of
any Event of Default, the Letter of Credit Fee
shall equal two percent (2%) per annum plus
the Applicable Letter of Credit Fee in effect
on the date of the occurrence of such Event of
Default;

			On each Date of Determination, commencing with the first such date to occur after October 11, 1996, the Applicable Letter of
Credit Fee in effect for the Pricing Period commencing on such Date of Determination and continuing for the term of the Pricing Period that begins on such Date of Determination shall be the Applicable Letter of Credit Fee corresponding to the Pricing Level in effect for such Pricing Period, as follows:

						Applicable Letter
			Pricing Level	  of Credit Fee

			Pricing Level I	.500%
			Pricing Level II	.575%
			Pricing Level III	.625%

						(iii)	With respect to drawings made
under any Letter of Credit, interest, payable
in immediately available funds to PNC on
demand, on the amount paid by PNC in respect
of each drawing from the date of the drawing
through the date such amount is reimbursed by
the Borrower at a variable rate equal to the
Base Rate then in effect for Base Rate Loans
made or available to be made to the Borrower;

						(iv)	With respect to the issuance,
amendment or transfer of each Letter of Credit
and each drawing made thereunder, documentary
and processing charges payable to PNC in
accordance with PNC's standard schedule for
such charges in effect at the time of such
issuance, amendment, transfer or drawing, as
the case may be; and

						(v)	Promptly upon receipt by PNC of
the amount described in subsections (ii) and
(iii) of this Section 2.7F, PNC shall distrib-
ute to each Bank its pro rata share of such
amount.

	27.	Section 2 of the Loan Agreement is hereby amended by
adding Subsection 2.11 as follows:

			2.11  Swing Line Loans.

				A.	Swing Line Loan Commitment.
Subject to the terms and conditions of this Loan Agreement and in reliance upon the repre-sentations and warranties of the Borrower set forth herein, PNC hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans per-mitted to be outstanding from time to time, to make a portion of its Revolving Loan Commit-ment and a portion of its Line of Credit
Commitment available to the Borrower from time to time during the period up to but not in-cluding the Revolving Loan Commitment Termina-tion Date and the Line of Credit Commitment
Termination Date, respectively, in an aggre-gate principal amount of up to Five Million
Dollars ($5,000,000.00), by making Swing Line
Loans to the Borrower, notwithstanding the fact that such Swing Line Loans, when aggre-gated with PNC's outstanding Revolving Loans and Line of Credit Advances, may exceed PNC's
Revolving Loan Commitment or its Line of
Credit Commitment.  PNC's commitment to make
Swing Line Loans to the Borrower pursuant to this Section 2.11 is herein called its "Swing
Line Loan Commitment." In no event shall (a) the aggregate principal amount of Swing Line
Loans outstanding at any time exceed the Swing
Line Loan Commitment, or (b) the aggregate principal amount of Revolving Loans, Line of Credit Advances and Swing Line Loans outstand-ing at any time exceed the sum of the aggre-gate Revolving Loan Commitments reduced by the aggregate Letter of Credit Usage at such time plus the aggregate Line of Credit Commitments.
Any reduction of the Revolving Loan Commit-ments or the Line of Credit Commitments made pursuant to Section 2.4 hereof which reduces the Revolving Loan Commitments and the Line of Credit Commitments below the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments and Line of Credit Commitments, as so reduced, without any further action on the part of PNC.

			PNC's Swing Line Loan Commitment shall
constitute a 364-day facility and shall be renewable from time to time at the sole option of PNC upon not less than thirty (30) days' prior written notice to the Borrower; provid-ed, that all outstanding Swing Line Loans on the date of cancellation of the Swing Line
Loan Commitment, if such date is earlier than the Revolving Loan Commitment Termination Date or the Line of Credit Commitment Termination
Date shall be paid in full to PNC with Revolv-ing Loans and/or Line of Credit Advances made by the Banks in accordance with their respec-tive Pro Rata Shares in the manner set forth in Section 2.1D herein; provided further, the Swing Line Commitment shall expire on either the Revolving Loan Commitment Termination Date or the Line of Credit Termination Date and all Swing Line Loans shall be paid in full to PNC no later than such date.

			All Swing Line Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal to the Offered Rate, shall be payable monthly in arrears and shall not be entitled to be converted into LIBOR Rate Loans unless and until such Swing Line Loans are converted to Revolving Loans or Line of Credit Advances in accordance with Section 2.11C hereof.
Swing Line Loans made on any Funding Date may be in any amount up to Five Million Dollars
($5,000,000.00), or, if less, the positive difference between Five Million Dollars
($5,000,000.00) and the aggregate principal amount of all Swing Line Loans then outstand-ing. All Swing Line Loans together with accrued interest thereon shall be evidenced by the Swing Line Note. All Swing Line Loans shall be paid in full to PNC on the Swing Line
Loan Commitment Termination Date.


				B.	Request For Swing Line Loans.
Whenever the Borrower desires to obtain a Swing Line Loan pursuant to Section 2.11A hereof, it shall deliver to PNC a Request For
Swing Line Loan no later than 1:00 P.M.
(Louisville, Kentucky time) on the proposed
Funding Date. The Request For Swing Line Loan shall specify (i) the proposed Funding Date
(which shall be a Business Day), and (ii) the amount of the proposed Swing Line Loan. In lieu of delivering the above-described Request
For Swing Line Loan, the Borrower may give PNC telephonic notice by the required time of any proposed borrowing under this Section 2.11B;
provided that such notice shall be promptly confirmed in writing by delivery of a Request
For Swing Line Loan to PNC prior to or prompt-ly after the Funding Date of the requested
Swing Line Loan.

			Neither the Agent nor any Bank shall
incur any liability to the Borrower in acting upon any telephonic notice referred to above which PNC believes in good faith to have been given by a duly Authorized Officer or other
Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.11B and, upon funding of Swing Line Loans by PNC in accordance with this Loan Agreement pursuant to any telephonic notice, the Borrower shall have effected such Swing Line Loans hereunder.

				C.	Reimbursement to PNC for Swing
Line Loans. PNC shall notify each Bank on Tuesday of each week of any Swing Line Loans that are outstanding, and, within one (1)
Business Day after receipt of such notice, each Bank, including PNC, shall make a Revolv-ing Loan (which shall initially be funded as a Base Rate Loan) or a Line of Credit Advance
(which shall initially be funded as a Base
Rate Loan), in each case as directed by PNC, in an amount equal to such Bank's Pro Rata
Share of the amount of the Swing Line Loans outstanding on the date notice is given to the Banks to fund their Pro Rata Shares of the Swing Line Loans; provided, however, the obligation of each Bank to make any such Re-volving Loan or Line of Credit Advance is sub-ject to the condition that (i) PNC believed in good faith that all conditions under Section
2.1C(f) hereof to the making of such Swing
Line Loan were satisfied at the time such Swing Line Loan was made, or (ii) the satis-faction of any such condition not satisfied had been waived by the Requisite Banks prior to or at the time such Swing Line Loan was made. In the case of Revolving Loans or Line of Credit Advances made by Banks other than PNC under the immediately preceding sentence, each such Bank shall make the amount of its Revolving Loan or Line of Credit Advance available to the Agent, in same day funds, at the office of the Agent located at 500 West
Jefferson Street, Louisville, Kentucky 40202, not later than 1:00 P.M. (Louisville, Kentucky time) on the required Business Day. The proceeds of such Revolving Loans or Line of Credit Advances shall be immediately delivered to PNC (and not to the Borrower) and applied to repay the outstanding Swing Line Loans. On the day such Revolving Loans or Line of Credit
Advances are made, PNC's Pro Rata Share of the outstanding Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving
Loan or Line of Credit Advance made by PNC and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be due under the Revolving Note issued by the Borrower to PNC or the PNC Line of Credit Note. The Borrower authorizes the Agent to charge the Borrower's accounts with the Agent (up to the amount available in each such account) in order to immediately pay PNC the amount of such out-standing Swing Line Loans to the extent amounts received from the Banks, including amounts deemed to be received from PNC, are not sufficient to repay in full such outstand-ing Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to PNC should be recovered by or on behalf of the Borrower from PNC in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all of the Banks that have made Revolving Loans or Line of Credit
Advances pursuant to this Section 2.11C in the manner contemplated by Section 10 hereof.
Subject to the proviso contained in the first sentence of this paragraph, each Bank's obli-gation to make the Revolving Loans referred to in this Section 2.11C and each Bank's obliga-tion to make Line of Credit Advances shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counter-claim, recoupment, defense or other right which such Bank may have against PNC, the Borrower or anyone else for any reason whatso-ever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the con-dition (financial or otherwise) of the Bor-rower; (iv) the acceleration or maturity of any Revolving Loans or the termination of the Revolving Loan Commitments after the making of any Swing Line Loan; (v) the acceleration or maturity of any Line of Credit Advances or the termination of the Line of Credit Commitments after the making of any Swing Line Loan; (vi) any breach of this Loan Agreement by the Borrower or any other Bank; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the forego-ing. All Swing Line Loans outstanding on the Revolving Loan Commitment Termination Date or on the Line of Credit Commitment Termination
Date shall be paid in full to PNC on such date.

			In the event that the Borrower has filed for protection under the Bankruptcy Code or any other bankruptcy laws, each Bank shall upon request by PNC acquire without recourse or warranty an undivided participation inter-est equal to such Bank's Pro Rata Share of any Swing Line Loan otherwise required to be repaid by such Bank pursuant to the preceding paragraph by paying to PNC on the date on which such Bank would otherwise have been required to make a Revolving Loan or Line of Credit Advance in respect of such Swing Line
Loan pursuant to the preceding paragraph, in immediately available funds, an amount equal to such Bank's Pro Rata Share of such Swing
Line Loan, and no Revolving Loans and no Line of Credit Advances shall be made by such Bank pursuant to the preceding paragraph. If such amount is not in fact made available to PNC by that Bank on the date when Revolving Loans or Line of Credit Advances would otherwise be re-quired to be made pursuant to the preceding paragraph, PNC shall be entitled to recover such amount on demand from that Bank together with interest accrued from such date at the customary rate set by PNC for the correction of errors among banks for three Business Days and thereafter at the Base Rate. From and after the date on which any Bank purchases an undivided participation interest in a Swing
Line Loan pursuant to this paragraph, PNC shall promptly distribute to such Bank such Bank's Pro Rata Share of all payments of principal and interest in respect of such Swing Line Loan.

			A copy of each notice given by PNC to the Banks pursuant to the second preceding para-graph shall be promptly delivered by PNC to the Borrower. Upon the making of a Revolving
Loan or a Line of Credit Advance by a Bank pursuant to this Section 2.11C, the amount so funded shall become due under the Revolving
Note or the Line of Credit Note issued by the Borrower to such Bank and shall no longer be owed under the Swing Line Note.

			Notwithstanding anything herein to the
contrary, PNC shall not be obligated to make any Swing Line Loans if it has elected after the occurrence of a Potential Event of Default or Event of Default not to make Swing Line
Loans and has notified the Borrower in writing or by telephone of such election. PNC shall promptly give notice to the Banks of such election not to make Swing Line Loans.

	28.	Section 4.19 of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

			4.19  Employee Retirement Income Security
Act of 1974. The Borrower (a) has not in-curred any material accumulated funding defi-ciency within the meaning of ERISA, (b) has not incurred any material liability to the Pension Benefit Guaranty Corporation estab-lished under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by the Borrower, nor has the Borrower had any tax assessed against it by the Internal Revenue
Service for any alleged violation under Sec-tion 4975 of the Internal Revenue Code, and
(c) has not and does not participate in any Multi-Employer Pension Plan within the meaning of Section 3(37) of ERISA except as approved by the Banks and set forth on Schedule 4.19 attached hereto. Further, to the Borrower's knowledge, each employee benefit plan estab-lished or maintained by the Borrower is in compliance in all material respects with ERISA and all other applicable laws, and no pro-hibited transaction within the meaning of
Section 4975 of the Internal Revenue Code has occurred with respect to any such employee benefit plan established or maintained by the Borrower.

	29.	Section 6.2 of the Loan Agreement is hereby amended to
add Subsections (f) and (g) thereto as follows:

			(f)	the Line of Credit Notes.

			(g)	the Swing Line Note.

	30.	Section 6.5(vi) of the Loan Agreement is hereby amended
and restated in its entirety and Section 6.5 of the Loan Agreement is hereby amended to add subsection (ix) thereto as follows:

						(vi)	The Borrower may extend, renew
and/or reissue from time to time, any guaran-
ties of payment up to an aggregate amount of
Six Million Two Hundred fifty Thousand Dollars
($6,250,000.00) of the unpaid principal of
and/or unpaid interest on each and every
promissory note now or hereafter issued by Mi-
Tech Steel, Inc;

					(ix)	So long as no Event of Default
or Potential Event of Default has occurred and is continuing or would result therefrom, the Borrower (A) may contribute capital and/or make loans to Mi-Tech Steel, Inc. or guaranty the obligations of Mi-Tech Steel, Inc. in an aggregate amount not to exceed Ten Million
Dollars ($10,000,000.00) during the term of the Loan Agreement, and (B) may increase its existing investment in and/or make loans to its other Consolidated Subsidiaries.

	31.	Section 6.9 of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

			6.9  Consolidated Total Debt to Consoli-
dated to Total Capitalization. The Borrower will not permit the ratio of its Consolidated
Total Debt to its Consolidated Total Capital-ization to exceed .55 to 1 as of any Fiscal
Quarter end.

	32.	Section 6.11 of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

			6.11 Minimum Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated
Tangible Net Worth:

					(i)	As of September 30, 1996 to be
less than Eighty-Five Million Dollars
($85,000,000.00); and

					(ii)	As of each subsequent Fiscal
Quarter end of the Borrower after September
30, 1996, to be less than the sum of the Minimum Consolidated Tangible Net Worth re-quired of the Borrower as of the immediately preceding Fiscal Quarter end plus fifty per-cent (50%) of the Borrower's Consolidated Net
Income for its Fiscal Quarter then ended plus one hundred percent (100%) of the net proceeds from any equity offering completed after October 11, 1996.

		For purposes of this Section 6.11, any net losses hereinafter incurred by the Borrower will not reduce the amount of the Minimum
Consolidated Tangible Net Worth required to be maintained by the Borrower pursuant to this
Section 6.11.

	33.	The Borrower represents and warrants that no Event of
Default has occurred to date under the Loan Agreement.

	34.	This Fourth Amendment may be executed in one or more
counterparts, each of which shall constitute an original and all of the same shall constitute one and the same instrument.

	35.	This Fourth Amendment shall be effective as of the later
of (a) October 14, 1996, or (b) the date of delivery of the following documents to the Banks and/or the Agent:

		(a)	This Fourth Amendment, duly executed by the
Borrower; and

		(b)	An Amended and Restated Revolving Promissory Note
in the face principal amount of Eleven Million Two Hundred Fifty
Thousand Dollars ($11,250,000.00) made payable to the order of PNC, duly executed by the Borrower, in the form of Exhibit D attached hereto and made a part hereof;

		(c)	An Amended and Restated Revolving Promissory Note
in the face principal amount of Three Million Seven Hundred Fifty
Thousand Dollars ($3,750,000.00) made payable to the order of National City, duly executed by the Borrower, in the form of Exhibit E attached hereto and made a part hereof;

		(d)	An Amended and Restated Revolving Promissory Note
in the face principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) made payable to the order of NBD, duly executed by the Borrower, in the form of Exhibit F attached hereto and made a part hereof;

		(e)	An Amended and Restated Revolving Promissory Note
in the face principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) made payable to the order of SunTrust, duly executed by the Borrower, in the form of Exhibit G attached hereto and made a part hereof;

		(f)	The Line of Credit Promissory Note in the face
principal amount of Nine Million Three Hundred Seventy-Five
Thousand Dollars ($9,375,000.00) made payable to the order of PNC, duly executed by the Borrower, in the form of Exhibit H attached hereto and made a part hereof;

		(g)	The Line of Credit Promissory Note in the face
principal amount of Three Million One Hundred Twenty-Five Thousand Dollars ($3,125,000.00) made payable to the order of National City, duly executed by the Borrower, in the form of Exhibit I attached hereto and made a part hereof;

		(h)	The Line of Credit Promissory Note in the face
principal amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) made payable to the order of NBD, duly executed by the Borrower, in the form of Exhibit J attached hereto and made a part hereof;

		(i)	The Line of Credit Promissory Note in the face
principal amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) made payable to the order of SunTrust, duly executed by the Borrower, in the form of Exhibit K attached hereto and made a part hereof;

		(j)	The Second Ratification and Reaffirmation
Agreement, duly executed by Wabash Steel Corporation;

		(k)	Certified Resolutions of the Board of Directors of
the Borrower, authorizing the Borrower's execution and delivery of the Loan Instruments;

		(l)	Certified Resolutions of the Board of Directors of
Wabash Steel Corporation, authorizing its execution and delivery of the Second Ratification and Reaffirmation Agreement; and

		(m)	A supplemental written opinion of counsel on behalf
of the Borrower and Wabash Steel Corporation, substantially in the form of Exhibit L attached hereto and made a part hereof.

		(n)	The Promissory Note in the face principal amount of
Five Million Dollars ($5,000,000.00) made payable to the order of PNC, duly executed by the Borrower, in the form of Exhibit N attached hereto and made a part hereof.

	IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan Agreement to be duly executed as of the day and year first above written.



STEEL TECHNOLOGIES INC.



By: /s/ Kenneth R. Bates

Its: Chief Financial Officer

	(the "Borrower")


PNC BANK, KENTUCKY, INC.



By: /s/ Ralph A. Phillips

Title: Vice President

Address:	PNC Bank, Kentucky, Inc.
		Citizens Plaza
		500 West Jefferson Street
	 	Louisville, KY  40202
		Attn:	Ralph A. Phillips,
				Vice President
Telephone:	(502) 581-4543
Telecopy:	(502) 581-2302

	("PNC")


NATIONAL CITY BANK OF KENTUCKY



By: /s/ Deroy Scott

Title: Vice President

Address:	101 South Fifth Street
		Louisville, KY  40202
		Attn: Deroy Scott,
				Vice President
Telephone:	(502) 581-7821
Telecopy:	(502) 581-4424

	("National City")


NBD BANK, N.A.



By: /s/ Randall K. Stephens

Title: Vice President

Address:	One Indiana Square
		Suite 302
		Indianapolis, IN  46266
		Attn:	Randall K. Stephens,
				Vice President
Telephone:	(317) 266-6704
Telecopy:	(317) 266-6042

	("NBD")


SUNTRUST BANK, NASHVILLE, N.A.



By: /s/ Jeffrey L. Howard

Title: Group Vice President

Address:	201 Fourth Avenue North
		Nashville, TN  37219
		Attn:	Jeffrey L. Howard,
				Group Vice
President
Telephone:	(615) 748-5579
Telecopy:	(615) 259-4119

	("SunTrust")

	(collectively, the "Banks")


PNC BANK, KENTUCKY, INC., in its
capacity as Agent



By: /s/ Ralph A. Phillips

Title: Vice President

	(the "Agent")

B:\4AM-LA.D-5










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